UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2012

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 30, 2012, the Board of Directors of Northwest Pipe Company (the “Company”) elected Scott Montross, the Company’s Chief Operating Officer, to the position of President and Chief Executive Officer, effective as of January 1, 2013. Effective on the same date, Richard Roman, the Company’s President and Chief Executive Officer, will become Executive Chairman of the Board.

Mr. Montross, 47, joined Northwest Pipe in May 2011 as Executive Vice President and Chief Operating Officer. Previously he served as Executive Vice President, Flat Products Group of Evraz, Inc. NA, a specialty and commodity steel manufacturer, from March 2010 through April 2011. Mr. Montross served as Vice President, General Manager, Evraz Oregon Steel from February 2007 through February 2010. Prior to that Mr. Montross served as Vice President of Sales at Oregon Steel Mills, Inc. from June 2003 through February 2007.

A copy of the Company’s press release issued December 3, 2012 announcing Mr. Montross’ election as President and Chief Executive Officer and Mr. Roman’s election as Executive Chairman is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are filed as part of this report:

99.1	Press Release dated December 3, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on December 5, 2012.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ ROBIN GANTT
Robin Gantt,
Vice President and Chief Financial Officer